Exhibit 1.(f)

                            CERTIFICATE OF FORMATION

                                       OF

                             MASTER FOCUS TWENTY LLC

      This Certificate of Formation is being filed pursuant to Section 18-214(b) of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware LLC Act"), in connection with the conversion of Master Focus Twenty Trust, a Delaware statutory trust, to a Delaware limited liability company.

      The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

      1. Name. The name of the limited liability company is Master Focus Twenty LLC (the "Company").

      2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

      3. Series LLC. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

      4. Effective Time. This Certificate of Formation shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of June 15, 2007.



                                           /s/ Alice A. Pellegrino
                                           -------------------------------------
                                           Name: Alice A. Pellegrino
                                           An Authorized Person


                                      -2-